UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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Total System Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Philip W. Tomlinson

Chief Executive Officer

March 23, 2005

Dear Shareholder:

      You are cordially invited to attend our Annual Meeting of Shareholders at 10:00 a.m. on Thursday, April 21, 2005, at the TSYS Riverfront Campus Auditorium, 1600 First Avenue, Columbus, Georgia. Enclosed with this Proxy Statement are your proxy card and the 2004 Annual Report.

      We hope that you will be able to be with us and let us give you a review of 2004. If you are unable to attend the meeting, you can listen to it live and view the slide presentation over the Internet. You can access the meeting by going to our website at www.tsys.com. Additionally, we will maintain copies of the slides and audio of the presentation to the 2005 Annual Meeting on the website for reference after the meeting.

      Whether you own a few or many shares of stock and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. To make sure your shares are represented, we urge you to vote promptly.

      Thank you for helping us make 2004 a good year. We look forward to your continued support in 2005 and another good year.

Sincerely yours,

Philip W. Tomlinson

Total System Services, Inc.	•	Post Office Box 2506	•	Columbus, Georgia 31902-2506

TOTAL SYSTEM SERVICES, INC.®

NOTICE OF THE 2005 ANNUAL MEETING OF SHAREHOLDERS

TIME	10:00 a.m. E.T.
Thursday, April 21, 2005

PLACE	TSYS Riverfront Campus Auditorium

1600 First Avenue
Columbus, Georgia 31901

ITEMS OF BUSINESS	(1) To elect five directors to serve until the Annual Meeting of Shareholders in 2008.

(2) To ratify the appointment of KPMG LLP as our independent auditor for the year 2005.

(3) To transact such other business as may properly come before the meeting and any adjournment thereof.

WHO MAY VOTE	You can vote if you were a shareholder of record on February 10, 2005.

ANNUAL REPORT	A copy of the Annual Report is enclosed.

PROXY VOTING	Your vote is important. Please vote in one of these ways:

(1) Use the toll-free telephone number shown on the proxy card;

(2) Visit the website listed on your proxy card;

(3) Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope provided; or

(4) Submit a ballot at the Annual Meeting.

G. Sanders Griffith, III
Secretary

Columbus, Georgia

March 23, 2005

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES PROMPTLY.

PROXY STATEMENT

VOTING INFORMATION

Purpose

      This Proxy Statement and the accompanying proxy card are being mailed to TSYS shareholders beginning on or about March 23, 2005. The TSYS Board of Directors is soliciting proxies to be used at the 2005 Annual Meeting of TSYS Shareholders which will be held on April 21, 2005, at 10:00 a.m., at the TSYS Riverfront Campus Auditorium, 1600 First Avenue, Columbus, Georgia. Proxies are solicited to give all shareholders of record an opportunity to vote on matters to be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on matters to be voted upon at the Annual Meeting of Shareholders or any adjournment of that meeting.

Who Can Vote

      You are entitled to vote if you were a shareholder of record of TSYS stock as of the close of business on February 10, 2005. Your shares can be voted at the meeting only if you are present or represented by a valid proxy.

Quorum and Shares Outstanding

      A majority of the outstanding shares of TSYS stock must be present, either in person or represented by proxy, in order to conduct the Annual Meeting of TSYS Shareholders. On February 10, 2005, 196,848,529 shares of TSYS stock were outstanding.

Columbus Bank and Trust Company

      Columbus Bank and Trust Company®(“CB&T”) owned individually 159,630,980 shares, or 81.1%, of the outstanding shares of TSYS stock on February 10, 2005. CB&T® is a wholly owned banking subsidiary of Synovus Financial Corp.®, a diversified financial services company.

Proxy Card

      The Board has designated two individuals to serve as proxies to vote the shares represented by proxies at the Annual Meeting of Shareholders. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the designated proxies FOR the election of all of the director nominees and FOR the ratification of the appointment of KPMG LLP as TSYS’ independent auditor for the year 2005. The designated proxies will vote in their discretion on any other matter that may properly come before the meeting. At the date the Proxy Statement went to press, we did not anticipate that any other matters would be raised at the Annual Meeting.

Voting of Shares

      Each share of TSYS stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. All shares entitled to vote and represented in person or by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

      TSYS Dividend Reinvestment and Direct Stock Purchase Plan: If you participate in this Plan, your proxy card represents shares held in the Plan, as well as shares you hold in certificate form registered in the same name.

Required Votes

      Directors are elected by a plurality of the votes, which means the five nominees who receive the largest number of properly executed votes will be elected as directors. Each share of TSYS stock is entitled to one vote for each of five director nominees. Cumulative voting is not permitted. Shares that are represented by proxies which are marked “withhold authority” for the election of one or more director nominees will not be counted in determining the number of votes cast for those persons.

      The affirmative vote of a majority of the votes cast (in person or by proxy and entitled to vote at the Annual Meeting) is needed to ratify the appointment of KPMG LLP as TSYS’ independent auditor for 2005.

Tabulation of Votes

      Under certain circumstances, brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (a “broker non-vote”). In these cases, and in cases where the shareholder abstains from voting on a matter, those shares will be counted for the purpose of determining if a quorum is present, but will not be included in the vote totals with respect to those matters and, therefore, will have no effect on the vote. In addition, if a broker indicates on the proxy card that it does not have discretionary authority on other matters considered at the meeting, those shares will not be counted in determining the number of votes cast with respect to those matters.

How You Can Vote

      You may vote by proxy or in person at the meeting. To vote by proxy, you may select one of the following options:

Vote By Telephone:

You can vote your shares by telephone by calling the toll-free telephone number (at no cost to you) shown on your proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate the shareholder by using individual control numbers. If you vote by telephone, you do NOT need to return your proxy card.

Vote By Internet:

You can also choose to vote on the Internet. The website for Internet voting is shown on your proxy card. Internet voting is available 24 hours a day, seven days a week. You will be given the opportunity to confirm that your instructions have been properly recorded, and you can consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you vote on the Internet, you do NOT need to return your proxy card.

Vote By Mail:

If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

Revocation of Proxy

      If you vote by proxy, you may revoke that proxy at any time before it is voted at the meeting. You may do this by (a) signing another proxy card with a later date and returning it to us prior to the meeting, (b) voting again by telephone or on the Internet prior to the meeting, or (c) attending the meeting in person and casting a ballot.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Philosophy

      The business affairs of TSYS are managed under the direction of the Board of Directors in accordance with the Georgia Business Corporation Code, as implemented by TSYS’ Articles of Incorporation and bylaws. The role of the Board of Directors is to effectively govern the affairs of TSYS for the benefit of its shareholders and other constituencies. The Board strives to ensure the success and continuity of business through the election of qualified management. It is also responsible for ensuring that TSYS’ activities are conducted in a responsible and ethical manner. TSYS is committed to having sound corporate governance principles.

Independence

      The listing standards of the New York Stock Exchange provide that a director does not qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with TSYS. The Board has established independence standards to assist it in determining director independence which conform to the independence requirements in the NYSE listing standards. The independence standards are incorporated within our Corporate Governance Guidelines and are attached to this Proxy Statement as Appendix A. The Board has determined that a majority of its members are independent as defined by the listing standards of the NYSE and meet the independence standards set by the Board. TSYS’ Board has determined that the following directors are independent: Richard Y. Bradley, Kriss Cloninger III, G. Wayne Clough, Walter W. Driver, Jr., Sidney E. Harris, John P. Illges, III, Mason H. Lampton, W. Walter Miller, Jr., H. Lynn Page and Rebecca K. Yarbrough. Although TSYS is a “controlled” company under the rules of the NYSE as a result of its 81.1% ownership by Synovus and CB&T, and as such is entitled to an exemption from the independence requirements for its Board and its Corporate Governance and Nominating Committee and Compensation Committee, TSYS is not currently taking advantage of this exemption.

Attendance at Meetings

      The Board of Directors held five meetings in 2004. All directors attended at least 75% of Board and committee meetings held during their tenure during 2004. The average attendance by directors at the aggregate number of Board and committee meetings they were scheduled to attend was 99%. Although TSYS has no formal policy with respect to Board members’ attendance at its annual meetings, it is customary for all Board members to attend as there is a Board meeting immediately preceding the annual meeting. All of TSYS’ directors who were serving at the time attended the 2004 Annual Meeting of Shareholders.

Committees of the Board

      TSYS’ Board of Directors has four principal standing committees — an Executive Committee, an Audit Committee, a Corporate Governance and Nominating Committee and a Compensation Committee. Each committee has a written charter adopted by the Board of Directors that complies with the listing standards of the NYSE pertaining to corporate governance. Copies of the committee charters are available in the Corporate Governance section of our website at www.tsys.com/ir/governance. The Board has determined that each member of the Audit, Corporate Governance and Nominating and Compensation Committees is an independent director as defined by the listing standards of the NYSE and our Corporate Governance Guidelines. The following table shows the membership of the various committees.

Corporate Governance
Executive	Audit	and Nominating	Compensation

James H. Blanchard, Chair	John P. Illges, III, Chair	Richard Y. Bradley, Chair	Mason H. Lampton, Chair
Richard Y. Bradley	Kriss Cloninger III	W. Walter Miller, Jr.	G. Wayne Clough
G. Wayne Clough	Sidney E. Harris	Rebecca K. Yarbrough	Walter W. Driver, Jr.
John P. Illges, III	H. Lynn Page
Mason H. Lampton
Philip W. Tomlinson
Richard W. Ussery

      Executive Committee.     TSYS’ Executive Committee held four meetings in 2004. During the intervals between meetings of TSYS’ Board of Directors, TSYS’ Executive Committee possesses and may exercise any and all of the powers of TSYS’ Board of Directors in the management and direction of the business and affairs of TSYS with respect to which specific direction has not been previously given by TSYS’ Board of Directors unless Board action is required by TSYS’ governing documents, law or rule.

      Audit Committee.     TSYS’ Audit Committee held 12 meetings in 2004. Its Report begins on page 13. The Board has determined that all four members of the Committee are financially literate under the rules of the NYSE and that H. Lynn Page is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The primary functions to be engaged in by TSYS’ Audit Committee include:

•	Monitoring the integrity of TSYS’ financial statements, TSYS’ systems of internal controls and TSYS’ compliance with regulatory and legal requirements;

•	Monitoring the independence, qualifications and performance of TSYS’ independent auditor and internal auditing activities; and

•	Providing an avenue of communication among the independent auditor, management, internal audit and the Board of Directors.

      Corporate Governance and Nominating Committee.     TSYS’ Corporate Governance and Nominating Committee held three meetings in 2004. The primary functions to be engaged in by TSYS’ Corporate Governance and Nominating Committee include:

•	Identifying qualified individuals to become Board members;

•	Recommending to the Board the director nominees for each annual meeting of shareholders and director nominees to be elected by the Board to fill interim director vacancies;

•	Overseeing the annual review and evaluation of the performance of the Board and its committees; and

•	Developing and recommending to the Board corporate governance guidelines.

      Compensation Committee.     TSYS’ Compensation Committee held four meetings in 2004. Its Report on Executive Compensation begins on page 19. The primary functions to be engaged in by TSYS’ Compensation Committee include:

•	The design and oversight of TSYS’ executive compensation program;

•	The design and oversight of all compensation and benefit programs in which employees and officers of TSYS are eligible to participate; and

•	Performing an annual evaluation of the Chief Executive Officer.

Consideration of Director Candidates

      Shareholder Candidates.     The Corporate Governance and Nominating Committee will consider candidates for nomination as a director submitted by shareholders. Although the Committee does not have a separate policy that addresses the consideration of director candidates recommended by shareholders, the Board does not believe that such a separate policy is necessary as TSYS’ bylaws permit shareholders to nominate candidates and as one of the duties set forth in the Corporate Governance and Nominating Committee charter is to review and consider director candidates submitted by shareholders. The Committee will evaluate individuals recommended by shareholders for nomination as directors according to the criteria discussed below and in accordance with TSYS’ bylaws and the procedures described under “Shareholder Proposals and Nominations” on page 26.

      Director Qualifications.     TSYS’ Corporate Governance Guidelines contain Board membership criteria considered by the Corporate Governance and Nominating Committee in recommending nominees for a position on TSYS’ Board. The Committee believes that, at a minimum, a director candidate must possess personal and professional integrity, sound judgment and forthrightness. A director candidate must also have sufficient time and energy to devote to the affairs of TSYS, be free from conflicts of interest with TSYS, must not have reached the retirement age for TSYS directors and be willing to make, and financially capable of making, the required investment in TSYS’ stock pursuant to TSYS’ Director Stock Ownership Guidelines. The Committee also considers the following criteria when reviewing a director candidate:

•	The extent of the director’s/potential director’s business acumen and experience;

•	Whether the director/potential director assists in achieving a mix of Board members that represents a diversity of background and experience, including with respect to age, gender, race, place of residence and specialized experience;

•	Whether the director/potential director meets the independence requirements of the listing standards of the NYSE;

•	Whether the director/potential director would be considered a “financial expert” or “financially literate” as defined in the listing standards of the NYSE;

•	Whether the director/potential director, by virtue of particular technical expertise, experience or specialized skill relevant to TSYS’ current or future business, will add specific value as a Board member; and

•	Whether the director/potential director possesses a willingness to challenge and stimulate management and the ability to work as part of a team in an environment of trust.

Identifying and Evaluating Nominees

      The Corporate Governance and Nominating Committee has two primary methods for identifying director candidates (other than those proposed by TSYS’ shareholders, as discussed above). First, on a periodic basis, the Committee solicits ideas for possible candidates from a number of sources including members of the Board, TSYS executives and individuals personally known to the members of the Board. Second, the Committee is authorized to use its authority under its charter to retain at TSYS’ expense one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms).

      The Committee will consider all director candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. The director candidates are evaluated at regular or special meetings of the Committee and may be considered at any point during the year. If based on the Committee’s initial evaluation a director candidate continues to be of interest to the Committee, the Chair of the Committee will interview the candidate and communicate his evaluation to the other Committee members and executive management. Additional interviews are conducted, if necessary, and ultimately the Committee will meet to finalize its list of recommended candidates for the Board’s consideration.

      One nominee for election as a director, Kriss Cloninger III, has not previously served as a director of TSYS. Mr. Cloninger was recommended to the Committee for consideration as a director nominee by an executive officer (other than the chief executive officer) of TSYS.

Meetings of Non-Management Directors

      The non-management directors of TSYS meet separately at least four times a year after each regularly scheduled meeting of the Board of Directors. G. Wayne Clough, TSYS’ Lead Director, presides at the meetings of non-management directors.

Communicating with the Board

      TSYS’ Board provides a process for shareholders and other interested parties to communicate with the Board. Shareholders and other interested parties may communicate with the Board by writing the Board of Directors, Total System Services, Inc., c/o General Counsel’s Office, 1111 Bay Avenue, Suite 500, Columbus, Georgia 31901. Additional procedures by which shareholders and other interested parties can communicate with the Lead Director or with the non-management directors individually or as a group are available in the Corporate Governance section of our website at www.tsys.com/ir/governance. TSYS’ process for handling shareholder and other communications to the Board has been approved by TSYS’ independent directors.

Additional Information about Corporate Governance

      TSYS has adopted Corporate Governance Guidelines which are regularly reviewed by the Corporate Governance and Nominating Committee. We have also adopted a Code of Business Conduct and Ethics which is applicable to all directors, officers and employees. In addition, we maintain procedures for the confidential, anonymous submission of any complaints or concerns about TSYS, including complaints regarding accounting, internal accounting controls or auditing matters. Shareholders may access TSYS’ Corporate Governance Guidelines, Code of Business Conduct and Ethics, each committee’s current charter, procedures for shareholders and other interested parties to communicate with the Lead Director or with the non-management directors individually or as a group and procedures for reporting complaints and concerns about TSYS, including complaints concerning accounting, internal accounting controls and auditing matters in the Corporate Governance section of our website at www.tsys.com/ir/governance. Copies of these documents are also available in print upon written request to the Corporate Secretary, Total System Services, Inc., 1111 Bay Avenue, Suite 500, Columbus, Georgia 31901.

DIRECTOR COMPENSATION

AND STOCK OWNERSHIP GUIDELINES

Compensation

      Directors of TSYS receive the following compensation:

Annual retainer	$35,000
Annual committee member retainer (Compensation and Corporate Governance and Nominating)	$5,000
Annual committee member retainer (Audit and Executive)	$10,000
Annual committee chair retainer (Compensation and Corporate Governance and Nominating)	$5,000
Annual Audit Committee chair retainer	$10,000
Annual Lead Director retainer	$5,000

      The Executive Committee has non-voting advisory members who are compensated in the same manner as committee members. Directors may elect to defer all or a portion of their cash compensation. Deferred amounts are deposited into one or more investment funds chosen by the director. All deferred fees are payable only in cash.

      Non-management directors also receive an annual award of 500 shares of restricted TSYS stock in the form of a grant from the TSYS 2002 Long-Term Incentive Plan which vests as to 100% after three years.

Director Stock Purchase Plan

      TSYS’ Director Stock Purchase Plan is a nontax-qualified, contributory stock purchase plan pursuant to which qualifying TSYS directors can purchase, with the assistance of contributions from TSYS, presently issued and outstanding shares of TSYS stock. Under the terms of the Director Stock Purchase Plan, qualifying directors can elect to contribute up to $5,000 per calendar quarter to make purchases of TSYS stock, and TSYS contributes an additional amount equal to 50% of the directors’ cash contributions. Participants in the Director Stock Purchase Plan are fully vested in, and may request the issuance to them of, all shares of TSYS stock purchased for their benefit under the Plan.

Stock Ownership Guidelines

      Under TSYS’ stock ownership guidelines for directors, all directors are required to accumulate over time shares of TSYS stock equal in value to at least three times the value of the annual retainer.

PROPOSALS TO BE VOTED ON

PROPOSAL 1: ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL NOMINEES.

Number

      The Board of Directors of TSYS consists of 18 members, which is the number authorized by TSYS’ shareholders. The Board is divided into three classes whose terms are staggered so that the term of one class expires at each Annual Meeting of Shareholders. The terms of office of the Class I directors expire at the 2005 Annual Meeting, the terms of office of the Class II directors expire at the 2006 Annual Meeting and the terms of office of the Class III directors expire at the 2007 Annual Meeting. Proxies cannot be voted at the 2005 Annual Meeting for a greater number of persons than the number of nominees named.

Nominees

      The following nominees have been selected by the Corporate Governance and Nominating Committee and approved by the Board for submission to the shareholders: Kriss Cloninger III, G. Wayne Clough, H. Lynn Page, Philip W. Tomlinson and Richard W. Ussery, each to serve a three year term expiring at the Annual Meeting in the year 2008.

      The Board believes that each director nominee will be able to stand for election. If any nominee becomes unable to stand for election, proxies in favor of that nominee will be voted in favor of the remaining nominees and in favor of any substitute nominee named by the Board upon the recommendation of the Corporate Governance and Nominating Committee. If you do not wish your shares voted for one or more of the nominees, you may so indicate on the proxy.

Members of the Board of Directors

      Following is the principal occupation, age and certain other information for each director nominee and other directors serving unexpired terms.

			Year
		TSYS	First
		Director	Elected	Principal Occupation and Other
Name	Age	Classification	Director	Information

James H. Blanchard(1)	63	II	1982	Chief Executive Officer, Synovus Financial Corp.; Chairman of the Executive Committee, Total System Services, Inc.; Director, Synovus Financial Corp. and BellSouth Corporation

Richard Y. Bradley	66	II	1991	Partner, Bradley & Hatcher (Law Firm); Director, Synovus Financial Corp.

Kriss Cloninger III(2)	57	I	2004	President and Chief Financial Officer, AFLAC Incorporated (Insurance Holding Company); Director, AFLAC Incorporated and Tupperware Corporation

G. Wayne Clough(3)	63	I	2000	President, Georgia Institute of Technology

Walter W. Driver, Jr.	59	II	2002	Chairman, King & Spalding LLP (Law Firm)

Gardiner W. Garrard, Jr.	64	II	1982	President, The Jordan Company (Real Estate Development); Director, Synovus Financial Corp.

Sidney E. Harris(4)	55	III	1999	Professor, Georgia State University; Director, The ServiceMaster Company, Transamerica Investors, Inc. and STI Classic Funds

John P. Illges, III	70	II	1982	Senior Vice President and Financial Consultant, Retired, The Robinson-Humphrey Company, Inc. (Stockbroker); Director, Synovus Financial Corp.

Alfred W. Jones III	47	III	2001	Chairman of the Board and Chief Executive Officer, Sea Island Company (Real Estate Development and Management); Director, Synovus Financial Corp.

Mason H. Lampton	57	III	1986	President and Chief Executive Officer, Standard Concrete Products (Construction Company); Director, Synovus Financial Corp.

			Year
		TSYS	First
		Director	Elected	Principal Occupation and Other
Name	Age	Classification	Director	Information

W. Walter Miller, Jr.(5)	56	II	1993	Group Executive, Retired, Total System Services, Inc.

H. Lynn Page(5)	64	I	1982	Director, Synovus Financial Corp.

Philip W. Tomlinson(6)	58	I	1982	Chief Executive Officer, Total System Services, Inc.

John T. Turner(5)	48	III	2003	Private Investor

Richard W. Ussery(7)	57	I	1982	Chairman of the Board, Total System Services, Inc.

M. Troy Woods(8)	53	III	2003	President and Chief Operating Officer, Total System Services, Inc.

James D. Yancey(9)	63	III	1982	Chairman of the Board, Synovus Financial Corp. and Columbus Bank and Trust Company; Director, Synovus Financial Corp.

Rebecca K. Yarbrough	67	III	1999	Private Investor

(1)	James H. Blanchard was elected Chairman of the Executive Committee of TSYS in February 1992. From 1982 until 1992, Mr. Blanchard served as Chairman of the Board of TSYS.

(2)	Kriss Cloninger III was elected President of AFLAC Incorporated in May 2001. Prior to 2001, Mr. Cloninger served as Executive Vice President and Chief Financial Officer of AFLAC Incorporated.

(3)	G. Wayne Clough serves as Lead Director of the TSYS Board.

(4)	Sidney E. Harris has served as a professor at Georgia State University since July 1997. From 1997 until 2004, Mr. Harris served as Dean of the J. Mack Robinson College of Business at Georgia State University.

(5)	W. Walter Miller, Jr. is the first cousin of H. Lynn Page and Mr. Miller’s spouse is the first cousin of John T. Turner.

(6)	Philip W. Tomlinson was elected Chief Executive Officer of TSYS in December 2003. From 1982 until 2003, Mr. Tomlinson served in various capacities with TSYS, including President of TSYS.

(7)	Richard W. Ussery was elected Chairman of the Board and Chief Executive Officer of TSYS in February 1992 and continues to serve as Chairman of the Board. From 1982 until 1992, Mr. Ussery served as President and Chief Executive Officer of TSYS.

(8)	M. Troy Woods was elected President and Chief Operating Officer of TSYS in December 2003. From 1987 until 2003, Mr. Woods served in various capacities with TSYS, including Executive Vice President of TSYS.

(9)	James D. Yancey retired as an executive employee of Synovus in December 2004 and continues to serve as a non-executive Chairman of the Board. Mr. Yancey was elected Chairman of the Board of Synovus in October 2003. Prior to 2003, Mr. Yancey served in various capacities with Synovus and/or CB&T, including Vice Chairman of the Board and President of both Synovus and CB&T.

PROPOSAL 2: RATIFICATION OF

APPOINTMENT OF THE INDEPENDENT AUDITOR

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITOR.

      The Audit Committee has appointed the firm of KPMG LLP as the independent auditor to audit the consolidated financial statements of TSYS and its subsidiaries for the fiscal year ending December 31, 2005. Representatives of KPMG will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the meeting. Although shareholder ratification of the appointment of TSYS’ independent auditor is not required by our bylaws or otherwise, we are submitting the selection of KPMG to our shareholders for ratification to permit shareholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for TSYS.

EXECUTIVE OFFICERS

        The following table sets forth the name, age and position with TSYS of each executive officer of TSYS.

Name	Age	Position with TSYS

James H. Blanchard	63	Chairman of the Executive Committee
Philip W. Tomlinson	58	Chief Executive Officer
Richard W. Ussery	57	Chairman of the Board
M. Troy Woods	53	President and Chief Operating Officer
James B. Lipham	56	Senior Executive Vice President and Chief Financial Officer
William A. Pruett	51	Senior Executive Vice President
Kenneth L. Tye	52	Senior Executive Vice President and Chief Information Officer
G. Sanders Griffith, III	51	General Counsel and Secretary

      Messrs. Blanchard, Ussery, Tomlinson and Woods are directors of TSYS. James B. Lipham was elected as Senior Executive Vice President and Chief Financial Officer of TSYS in April 2004. From 1995 until 2004, Mr. Lipham served as Executive Vice President and Chief Financial Officer of TSYS. From 1984 until 1995, Mr. Lipham served in various financial capacities with Synovus and/or TSYS, including Senior Vice President and Treasurer. William A. Pruett was elected as Senior Executive Vice President of TSYS in April 2004. From 1993 until 2004, Mr. Pruett served as Executive Vice President of TSYS. From 1976 until 1993, Mr. Pruett served in various capacities with CB&T and/or TSYS, including Senior Vice President. Kenneth L. Tye was elected as Senior Executive Vice President and Chief Information Officer of TSYS in April 2004. From 1999 until 2004, Mr. Tye served as Executive Vice President and Chief Information Officer of TSYS. From 1971 until 1999, Mr. Tye served in various capacities with CB&T and/or TSYS, including Senior Vice President. G. Sanders Griffith, III has served as General Counsel of TSYS since 1988 and was elected as Secretary of TSYS in June 1995. Mr. Griffith currently serves as Senior Executive Vice President, General Counsel and Secretary of Synovus and has held various positions with Synovus since 1988.

STOCK OWNERSHIP OF DIRECTORS

AND EXECUTIVE OFFICERS

        The following table sets forth ownership of shares of TSYS stock by each director, by each executive officer named in the Summary Compensation Table on page 15 and by all directors and executive officers as a group as of December 31, 2004.

	Shares of TSYS	Shares of TSYS
	Stock	Stock		Percentage of
	Beneficially	Beneficially	Total	Outstanding
	Owned with	Owned with	Shares of	Shares of
	Sole Voting	Shared Voting	TSYS Stock	TSYS Stock
	And Investment	And Investment	Beneficially	Beneficially
	Power as of	Power as of	Owned as of	Owned as of
Name	12/31/04	12/31/04	12/31/04(1)	12/31/04

James H. Blanchard	669,524	360,480	1,030,004	*
Richard Y. Bradley	24,762	5,000	29,762	*
Kriss Cloninger III	—	—	—	—
G. Wayne Clough	4,260	—	4,260	*
Walter W. Driver, Jr.	2,136	—	2,136	*
Gardiner W. Garrard, Jr.	21,043	—	21,043	*
Sidney E. Harris	5,493	—	5,493	*
John P. Illges, III	104,089	81,750	185,839	*
Alfred W. Jones III	5,097	—	5,097	*
Mason H. Lampton	83,919	59,414 (2)	143,333	*
W. Walter Miller, Jr.	79,252	47,362 (3)	126,614	*
H. Lynn Page	380,558	132,851	513,409	*
William A. Pruett	135,798	—	170,498	*
Philip W. Tomlinson	560,849	39,864	1,020,713	*
John T. Turner	21,600	576,000	597,600	*
Kenneth L. Tye	33,006	32,500	65,506	*
Richard W. Ussery	538,064	66,000	1,024,064	*
M. Troy Woods	47,186	2,916	160,102	*
James D. Yancey	695,600	42,730	738,330	*
Rebecca K. Yarbrough	239,877	404,639 (4)	644,516	*
Directors and Executive Officers as a Group (22 persons)	3,725,488	1,852,106	6,722,294	3.4

*	Less than one percent of the outstanding shares of TSYS stock.

(1)	The totals shown for the following directors and executive officers of TSYS include the number of shares of TSYS stock that each individual, as of December 31, 2004, had the right to acquire within 60 days through the exercise of stock options:

Person	Number of Shares

William A. Pruett	34,700
Philip W. Tomlinson	420,000
Richard W. Ussery	420,000
M. Troy Woods	110,000

In addition, the other executive officers of TSYS had rights to acquire an aggregate of 160,000 shares of TSYS stock within 60 days through the exercise of stock options.

(2)	Includes 28,800 shares of TSYS stock held in a trust for which Mr. Lampton is not the trustee. Mr. Lampton disclaims beneficial ownership of such shares.

(3)	Includes 44,881 shares of TSYS stock held by a charitable foundation for which Mr. Miller’s spouse is among the trustees.

(4)	Includes 72,000 shares of TSYS stock held in a trust for which Mrs. Yarbrough is not the trustee. Mrs. Yarbrough disclaims beneficial ownership of such shares.

     For a detailed discussion of the beneficial ownership of Synovus stock by TSYS’ named executive officers and directors and by all directors and executive officers of TSYS as a group, see “Synovus Stock Ownership of Directors and Management” on page 23.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors is comprised of four directors, each of whom the Board has determined to be an independent director as defined by the listing standards of the New York Stock Exchange. The duties of the Audit Committee are summarized in this Proxy Statement under “Committees of the Board” on page 3 and are more fully described in the Audit Committee charter adopted by the Board of Directors.

      One of the Audit Committee’s primary responsibilities is to assist the Board in its oversight responsibility regarding the integrity of TSYS’ financial statements and systems of internal controls. Management is responsible for TSYS’ accounting and financial reporting processes, the establishment and effectiveness of internal controls and the preparation and integrity of TSYS’ consolidated financial statements. KPMG LLP, TSYS’ independent auditor, is responsible for performing an independent audit of TSYS’ consolidated financial statements in accordance with auditing standards generally accepted in the United States, issuing an opinion as to whether those financial statements are presented fairly in conformity with accounting principles generally accepted in the United States and auditing management’s assessment of the effectiveness of internal control over financial reporting. The Audit Committee is directly responsible for the compensation, appointment and oversight of KPMG LLP. The function of the Audit Committee is not to duplicate the activities of management or the independent auditor, but to monitor and oversee TSYS’ financial reporting process.

      In discharging its responsibilities regarding the financial reporting process, the Audit Committee:

•	Reviewed and discussed with management and KPMG LLP TSYS’ audited financial statements as of and for the year ended December 31, 2004;

•	Discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees); and

•	Received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP their independence.

      Based upon the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in TSYS’ Annual Report on Form 10-K for the year ended December 31, 2004, to be filed with the Securities and Exchange Commission.

      This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this Proxy Statement, except to the extent TSYS specifically requests that the Report be specifically incorporated by reference.

The Audit Committee

John P. Illges, III, Chair
Kriss Cloninger III
Sidney E. Harris
H. Lynn Page

KPMG LLP Fees and Services

      The following table presents fees for professional audit services rendered by KPMG LLP for the audit of TSYS’ annual financial statements for the years ended December 31, 2004 and December 31, 2003 and fees billed for other services rendered by KPMG during those periods.

	2004		2003(1)

Audit Fees(2)	$991,000		$365,000
Audit Related Fees(3)	1,251,000		700,000
Tax Fees(4)	273,000		455,000
All Other Fees	-0-		-0-

Total	$2,515,000	(5)	$1,520,000
	=========		=========

(1)	Certain reclassifications have been made to the 2003 amounts to conform to the presentation adopted in 2004.

(2)	Audit fees represent fees for professional services provided in connection with the audit of TSYS’ financial statements and internal control over financial reporting, reviews of quarterly financial information and audit services provided in connection with other statutory or regulatory filings.

(3)	Audit related fees consisted principally of certain agreed upon procedures engagements, employee benefit plan audits, due diligence services related to business acquisitions, advisory services related to TSYS’ documentation of internal control over financial reporting and assurance related services associated with data center reviews, as well as certain agreed upon procedures related to computer security.

(4)	Tax fees consisted of fees for tax compliance/preparation ($171,000 in 2004) and tax consultation ($102,000 in 2004) services.

(5)	$842,271 of the aggregate fees billed by KPMG LLP during 2004 pertained to its audit of management’s assessment of internal control over financial reporting and advisory services related to TSYS’ documentation thereof.

Policy on Audit Committee Pre-Approval

      The Audit Committee has the responsibility for appointing, setting the compensation for and overseeing the work of TSYS’ independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor in order to assure that the provision of these services does not impair the independent auditor’s independence. TSYS’ Audit Committee Pre-Approval Policy addresses services included within the four categories of audit and permissible non-audit services, which include Audit Services, Audit Related Services, Tax Services and All Other Services.

      The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. In addition, the Audit Committee must specifically approve permissible non-audit services classified as All Other Services.

      Prior to engagement, management submits to the Committee for approval a detailed list of the Audit Services, Audit Related Services and Tax Services that it recommends the Committee engage the independent auditor to provide for the fiscal year. Each specified service is allocated to the appropriate category and accompanied by a budget estimating the cost of that service. The Committee will, if appropriate, approve both the list of Audit Services, Audit Related Services and Tax Services and the budget for such services.

      The Committee is informed at each Committee meeting as to the services actually provided by the independent auditor pursuant to the Pre-Approval Policy. Any proposed service that is not separately listed in the Pre-Approval Policy or any service exceeding the pre-approved fee levels must be specifically pre-approved by the Committee. The Audit Committee has delegated pre-approval authority to the Chairman. The Chairman must report any pre-approval decisions made by him to the Committee at its next scheduled meeting.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table summarizes the cash and noncash compensation for each of the last three fiscal years for the chief executive officer of TSYS and for the other four most highly compensated executive officers of TSYS.

SUMMARY COMPENSATION TABLE

					Long-Term
	Annual Compensation				Compensation Awards

				Other			All
				Annual	Restricted	Securities	Other
				Compensa-	Stock	Underlying	Compensa-
Name and Principal Position(1)	Year	Salary(2)	Bonus	tion(3)	Award(s)	Options/SARs	tion(4)

Richard W. Ussery	2004	$631,700	$588,000	$10,000	$-0-	64,655	$121,529
Chairman of the Board	2003	591,875	276,938	10,000	-0-	-0-	93,320
	2002	534,094	453,980	9,167	-0-	42,453	154,539

Philip W. Tomlinson	2004	629,200	588,000	-0-	-0-	58,189	117,652
Chief Executive Officer	2003	536,488	249,244	-0-	-0-	-0-	104,297
	2002	480,685	408,582	-0-	-0-	38,208	137,287

M. Troy Woods	2004	434,000	400,000	-0-	-0-	27,578	71,873
President and	2003	315,000	110,250	-0-	-0-	-0-	45,063
Chief Operating Officer	2002	303,750	180,731	-0-	-0-	15,283	70,231

William A. Pruett	2004	334,000	233,800	-0-	-0-	27,578	66,280
Senior Executive	2003	315,000	110,250	-0-	-0-	-0-	45,179
Vice President	2002	303,750	180,731	-0-	-0-	15,283	75,517

Kenneth L. Tye	2004	295,000	206,500	-0-	-0-	23,490	58,951
Senior Executive Vice	2003	278,250	97,388	-0-	-0-	-0-	39,909
President and Chief	2002	268,313	159,646	-0-	-0-	13,019	58,684
Information Officer

(1)	Mr. Blanchard received no cash compensation from TSYS during 2002, 2003 or 2004, other than director compensation.

(2)	Amount consists of base salary and director fees for Messrs. Ussery, Tomlinson and Woods.

(3)	Amount represents matching contributions under the Director Stock Purchase Plan. Perquisites and other personal benefits are excluded because the aggregate amount does not exceed the lesser of $50,000 or 10% of annual salary and bonus for the named executives.

(4)	The 2004 amount consists of contributions or other allocations to defined contribution plans of $28,700 for each executive; allocations pursuant to defined contribution excess benefit agreements of $92,391, $88,514, $42,735, $36,995 and $29,734 for each of Messrs. Ussery, Tomlinson, Woods, Pruett and Tye, respectively; and premiums paid for term life insurance coverage of $438, $438, $438, $585 and $517 for each of Messrs. Ussery, Tomlinson, Woods, Pruett and Tye, respectively.

Stock Option Exercises and Grants

      The following tables provide certain information regarding stock options granted and exercised in the last fiscal year and the number and value of unexercised options at the end of the fiscal year.

OPTION/ SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants

			% of Total
			Options			Potential Realized Value at
			SARs			Assumed Annual Rates of
	Options/		Granted to	Exercise		Stock Price Appreciation
	SARs		Employees	or Base		For Option Term
	Granted		in Fiscal	Price	Expiration
Name	(#)		Year	($/Share)	Date	5%($)	10%($)(1)

Richard W. Ussery	64,655	(2)	10.3%	$25.70	1/20/2014	$993,268	$2,596,492
Philip W. Tomlinson	58,189	(2)	9.3	25.70	1/20/2014	898,543	2,348,870
M. Troy Woods	27,578	(2)	4.4	25.70	1/20/2014	423,670	1,107,510
William A. Pruett	27,578	(2)	4.4	25.70	1/20/2014	423,670	1,107,510
Kenneth L. Tye	23,490	(2)	3.7	25.70	1/20/2014	360,867	943,339

(1)	The dollar gains under these columns result from calculations using the identified growth rates and are not intended to forecast future price appreciation of Synovus stock.

(2)	Options to purchase Synovus stock granted on January 21, 2004 at fair market value. Options become exercisable on January 21, 2006 and are transferable to family members.

AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR

AND FY-END OPTION/ SAR VALUES

				Number of Securities			Value of
				Underlying Unexercised			Unexercised In-the-Money
				Options/SARs at FY-End			Options/SARs at FY-End
	Shares		Value	(#)			($)(1)
	Acquired on		Realized
Name	Exercise (#)		($)(1)	Exercisable/		Unexercisable	Exercisable/	Unexercisable

Richard W. Ussery	98,670	(2)	$1,380,946	448,415		564,655	$3,258,327	$186,206
	-0-		-0-	420,000	(3)	-0-	4,674,600	-0-

Philip W. Tomlinson	19,836	(2)	282,909	330,025		558,189	2,349,660	167,584
	-0-		-0-	420,000	(3)	-0-	4,674,600	-0-

M. Troy Woods	-0-		-0-	127,351	(2)	427,578	860,875	79,425
	-0-		-0-	110,000	(3)	-0-	1,224,300	-0-

William A. Pruett	26,492	(2)	431,552	129,978		427,578	884,655	79,425
	75,300	(3)	793,550	34,700		-0-	386,211	-0-

Kenneth L. Tye	-0-		-0-	72,465	(2)	423,490	491,463	67,651

(1)	Market value of underlying securities at exercise or year-end, minus the exercise or base price.

(2)	Options pertain to shares of Synovus stock.

(3)	Options pertain to shares of TSYS stock.

Change in Control Arrangements

      Long-Term Incentive Plans.     Under the terms of the TSYS 2000 and 2002 Long-Term Incentive Plans and Synovus’ 1992, 1994, 2000 and 2002 Long-Term Incentive Plans, all awards become automatically vested in the event of a Change of Control, as defined below, unless otherwise determined by the Committee at grant. Awards under the Plans may include stock options, restricted stock, stock appreciation rights and performance awards. Messrs. Ussery, Tomlinson, Woods, Pruett and Tye each have received restricted stock and stock options under the Synovus/TSYS Long-Term Incentive Plans.

      Change of Control Agreements.     TSYS has entered into Change of Control Agreements with Messrs. Ussery, Tomlinson, Woods, Pruett and Tye, and certain other officers. In the event of a Change of Control, an executive would receive the following:

•	Three times their current base salary and bonus (bonus is defined as the average bonus over the past three years measured as a percentage multiplied by the executive’s current base salary).

•	Three years of medical, life, disability and other welfare benefits.

•	A pro rata bonus through the date of termination for the separation year.

      In order to receive these benefits, an executive must be actually or constructively terminated within two years following a Change of Control.

      With respect to Synovus, a Change of Control under these agreements is defined as: (i) the acquisition of 20% or more of the “beneficial ownership” of Synovus’ outstanding voting stock, with certain exceptions for Turner family members; (ii) the persons serving as directors of Synovus as of January 1, 1996, and their replacements or additions, ceasing to comprise at least two-thirds of the Board members; (iii) a merger, consolidation, reorganization or sale of Synovus’ assets unless the prior owners of Synovus own more than 60% of the new company, no person owns more than 20% of the new company, and two-thirds of the new company’s Board members are prior Board members of Synovus; or (iv) a triggering event occurs as defined in the Synovus Rights Agreement. With respect to TSYS, a Change of Control is generally defined the same as a Change of Control of Synovus, except that (a) a spin-off of TSYS stock to Synovus shareholders, and (b) any transaction in which Synovus continues to own more than 50% of the outstanding stock of TSYS are specifically excluded from the Change of Control definition. In the event an executive is impacted by the Internal Revenue Service excise tax that applies to certain Change of Control arrangements, and the Change of Control payments exceed the IRS cap by more than 110%, the executive would receive additional payments so that he or she would be in the same position as if the excise tax did not apply. The Change of Control Agreements do not provide for any retirement benefits or perquisites.

STOCK PERFORMANCE GRAPH

        The following graph compares the yearly percentage change in cumulative shareholder return on TSYS stock with the cumulative total return of the Standard & Poor’s 500 Index and the Standard & Poor’s Systems Software Index for the last five fiscal years (assuming a $100 investment on December 31, 1999 and reinvestment of all dividends).

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

AMONG TSYS, THE S&P 500 INDEX
AND THE S&P SYSTEMS SOFTWARE INDEX

	1999	2000	2001	2002	2003	2004

TSYS	$100	$138	$131	$84	$193	$152

S&P 500	$100	$91	$80	$62	$80	$89

S&P SS	$100	$50	$53	$40	$46	$50

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

        The Compensation Committee (“Committee”) of TSYS is responsible for the oversight and administration of the TSYS executive compensation program. The Committee’s charter reflects these responsibilities. To fulfill its responsibilities, the Committee meets at scheduled times during the year, and also takes action by written consent. The Chairman of the Committee reports on Committee actions at meetings of the TSYS Board of Directors. Under its charter, the Committee has the authority to retain outside advisors to assist the Committee in fulfilling its responsibilities. In this regard, the Committee has directly engaged an outside compensation consultant to assist the Committee in its review of the compensation for TSYS’ executive officers.

Overall Compensation Philosophy

      The Committee’s overall compensation philosophy is that a substantial portion (though not necessarily a majority) of an executive’s compensation should be “at risk” and vary with the performance of TSYS (and, in some circumstances, Synovus). Both the short-term and long-term performance of TSYS (and Synovus) directly affect executive compensation — each executive’s annual bonus and retirement plan contributions vary with TSYS’ short-term performance and each executive’s long-term incentive awards vary with the long-term performance of TSYS (and Synovus). The Committee believes that the TSYS executive compensation program has a higher proportion of total compensation “at risk” based upon performance than the executive compensation programs at our competitor companies. The Committee believes that its “at risk” philosophy effectively aligns the executive compensation program with the interests of shareholders.

Primary Components of Executive Compensation

      The primary components of the TSYS executive compensation program are:

•	Base Salary

•	Annual Bonus

•	Long-Term Incentives

      Each of these primary components is discussed below in detail.

      Base Salary.     Base salary is an executive’s annual rate of pay without regard to any other elements of compensation. The primary consideration used by the Committee to determine an executive’s base salary is a market comparison of comparable positions with companies engaged in business services with similar total revenues (“similar companies”), based upon the executive’s level of responsibility and experience. Base salaries are targeted in the median range of similar companies. In addition to market comparisons, individual performance is also considered in determining an executive’s base salary. Based upon market comparisons, the Committee increased Mr. Tomlinson’s base salary in 2004, as well as the base salaries of TSYS’ other executive officers.

      Annual Bonus.     The Committee awards annual bonuses under two different plans, the Synovus Executive Bonus Plan (which was approved by TSYS shareholders in 2001) and the Synovus Incentive Bonus Plan. The Committee selects the participants in each Plan from year to year. For 2004, the Committee selected Messrs. Ussery and Tomlinson to participate in the Executive Bonus Plan while Messrs. Woods, Pruett and Tye were selected to participate in the Incentive Bonus Plan. Under the terms of the Plans, bonus amounts are paid as a percentage of base earnings based on the achievement of performance goals that are established each year by the Committee. The performance goals are chosen by the Committee from a variety of performance measurements. For 2004, the Committee established a payout matrix based on attainment of growth in diluted earnings per share goals for Mr. Tomlinson and TSYS’ other executive officers. The target percentage payouts under the Plans for 2004 were 100% for Messrs. Ussery, Tomlinson and Woods and 70% for Messrs. Pruett and Tye. TSYS’ financial performance and each executive’s individual performance can reduce the bonus awards determined by the attainment of the goals. Based upon

TSYS’ attainment of its earnings per share growth goal for 2004, Messrs. Ussery, Tomlinson, Woods, Pruett and Tye were awarded the bonus amounts at target as set forth in the Summary Compensation Table.

      Long-Term Incentives.     The Committee has awarded long-term incentives in the form of stock options and restricted stock awards to executives. Because of the relatively low number of publicly traded shares of TSYS, the Committee has awarded Synovus stock options and restricted stock awards to TSYS executives, linking their compensation to the returns to Synovus and TSYS shareholders. Restricted stock awards are designed to create equity ownership and to focus executives on the long-term performance of TSYS and Synovus. Stock options provide executives with the opportunity to buy and maintain an equity interest in TSYS and Synovus and to share in their capital appreciation. The Committee has established a payout matrix for long-term grants that uses total shareholder return measured by Synovus’ performance (stock price increases plus dividends) and how Synovus’ total shareholder return compares to the return of a peer group of companies. For the 2004 long-term incentive awards, total shareholder return and peer comparisons were measured during the 2001 to 2003 performance period. Based upon Synovus’ performance as measured by the payout matrix during the performance period, the Committee awarded Messrs. Ussery, Tomlinson, Woods, Pruett and Tye Synovus stock options of 64,655, 58,189, 27,578, 27,578 and 23,490 shares, respectively, which options become exercisable on January 21, 2006.

      Stock Ownership Guidelines.     Effective January 1, 2004, the Committee adopted Executive Stock Ownership Guidelines to align the interests of TSYS’ executive officers to that of TSYS’ shareholders. For the named executive officers, the Guideline is a number of shares equal to five (for Messrs. Ussery and Tomlinson), four (for Mr. Woods), or three (for Messrs. Pruett and Tye) times the executive’s base salary as of January 1, 2005, divided by the average closing price of TSYS stock for the 2004 calendar year. The Guideline is recalculated at the beginning of each calendar year. Executives have a five year grace period to fully achieve the Guideline, with an interim three year grace period to attain a specified percentage of the Guideline. Until the Guideline is achieved, executives are required to retain all net shares received upon the exercise of stock options, excluding shares used to pay the option’s exercise price and any taxes due upon exercise. The Guidelines permit the development of an alternative ownership plan by the Chairman of the Board and Chairman of the Compensation Committee in the event of an executive’s severe financial hardship.

Other Compensation Components

      TSYS executives receive other benefits in addition to the components described above. Those benefits, which are described below, are retirement and health and welfare benefits, perquisites and change of control/severance agreements.

      Retirement Plans.     TSYS participates in three qualified retirement benefit plans: the Synovus/ TSYS Money Purchase Pension Plan, the Synovus/ TSYS Profit Sharing Plan and the Synovus/ TSYS 401(k) Savings Plan (collectively the “Retirement Plans”). The Retirement Plans, which are designed to provide retirement income, are directly related to TSYS’ performance because, in addition to the annual 7% of compensation money purchase pension contribution, additional contributions can be made (up to a maximum of 14% of compensation), depending upon TSYS’ performance. For 2004, Mr. Tomlinson and TSYS’ other executive officers received a contribution of 7% of compensation under the Synovus/ TSYS Profit Sharing Plan based upon TSYS’ performance. The Synovus/ TSYS Excess Benefit Plan (“Excess Plan”) is a non-qualified deferred compensation plan designed to replace benefits lost under the qualified retirement plans due to legal limits. The Excess Plan does not provide executives with an “above market” rate of return. Instead, executives’ deferred accounts under the Excess Plan are invested among the investment alternatives offered under the Synovus/ TSYS 401(k) Savings Plan at the election of each executive.

      Health and Welfare Benefits.     Health and welfare benefits are designed to protect against catastrophic events, such as illness, disability and death. Executives generally receive the same health and welfare benefits offered to other TSYS team members. There were no premiums paid on split-dollar life insurance policies on behalf of Mr. Tomlinson or any executive officer during 2004 and, due to recent legislative changes, the Committee does not anticipate that there will be any split-dollar premiums paid in the future.

      Perquisites.     The Committee’s philosophy is that perquisites should be an extremely small portion of total compensation, although some perquisites are offered as a part of the executive compensation program in order to attract and retain executives. The perquisites provided to Mr. Tomlinson and TSYS executives during 2004 included an auto allowance, personal use of corporate aircraft, payment of club dues, and financial planning assistance. Valued on an incremental cost basis, the perquisites do not exceed the lesser of $50,000 or 10% of the annual salary and bonus for Mr. Tomlinson and the named executives.

      Change of Control/ Severance Arrangements.     With respect to severance arrangements, the Committee’s philosophy is that compensation should be earned while an executive is employed, and not after the executive has separated employment. The Committee has approved limited arrangements, however, when it deems appropriate under the circumstances. For example, the Committee has approved change of control arrangements for its executives. During 2004, the Committee reviewed change of control arrangements and determined that certain provisions were not in line with the Committee’s philosophy or market practice. As a result, the Change of Control Agreements were amended at the beginning of 2005 to: (1) change the definition of a “change in control” from a merger in which less than two-thirds (2/3) of shareholders carryover to a merger in which less than sixty percent (60%) of shareholders carryover, (2) eliminate the ability of an executive to trigger benefits by voluntarily resigning during the 13th month following a change of control, (3) extend the time during which an executive can receive benefits under the agreement upon an involuntary termination without cause or a voluntary termination for good reason from one year to two years, and (4) provide that a gross-up for excise taxes only occurs if the total change of control payments exceed 110% of the applicable IRS cap.

      Section 162(m).     Internal Revenue Code Section 162(m) limits the deductibility for federal income tax purposes of annual compensation paid by a publicly held corporation to its chief executive officer and four other highest paid executives for amounts in excess of $1 million, unless certain conditions are met. Because the Committee seeks to maximize shareholder value, the Committee has taken steps to ensure that any compensation paid to its executives in excess of $1 million is deductible. When necessary to meet the requirements for deductibility under the Internal Revenue Code, a member of the Committee may abstain from voting on performance based compensation. For 2004, Messrs. Ussery and Tomlinson would have been affected by this provision, but for the steps taken by the Committee. The Committee reserves the ability to make awards which do not qualify for full deductibility under the Internal Revenue Code, however, if the Committee determines that the benefits of doing so outweigh full deductibility.

Total Compensation Review

      During 2004, the Committee reviewed all components of executive compensation for Mr. Tomlinson and TSYS’ other executive officers and concluded that the total compensation amounts (and, in the case of the change of control arrangements, the potential payout amounts) are reasonable and not excessive. The Committee believes that the executive compensation program’s pay-for-performance philosophy has aligned executive pay at TSYS with the interests of TSYS shareholders.

The Compensation Committee

Mason H. Lampton, Chair
G. Wayne Clough
Walter W. Driver, Jr.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

        Mason H. Lampton, G. Wayne Clough and Walter W. Driver, Jr. served as members of TSYS’ Compensation Committee during 2004. No member of the Committee is a current or former officer or employee of TSYS or its subsidiaries. King & Spalding, a law firm located in Atlanta, Georgia, performed legal services on behalf of TSYS during 2004. Walter W. Driver, Jr. is Chairman of King & Spalding. Mr. Driver does not personally provide any legal services to TSYS.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        TSYS has entered into an agreement with CB&T with respect to the use of aircraft owned or leased by CB&T and W.C.B. Air L.L.C. CB&T and W.C.B. Air are parties to a Joint Ownership Agreement pursuant to which they jointly own or lease aircraft. W.C. Bradley Co. owns all of the limited liability company interests of W.C.B. Air. CB&T and W.C.B. Air have each agreed to pay fixed fees for each hour they fly the aircraft owned and/or leased pursuant to the Joint Ownership Agreement. TSYS paid CB&T $1,669,395 for its use of the aircraft during 2004, which was used by CB&T to satisfy its commitments under the Joint Ownership Agreement. The charges payable by TSYS to CB&T in connection with its use of this aircraft approximate charges available to unrelated third parties in the State of Georgia for use of comparable aircraft for commercial purposes. During 2004, TSYS also leased office space in Columbus, Georgia at fair market value from W.C. Bradley Co. for lease payments of $209,496. James H. Blanchard, Chairman of the Executive Committee of TSYS, Chief Executive Officer of Synovus and a director of CB&T, is a director of W.C. Bradley Co. James D. Yancey, Chairman of the Board of Synovus and CB&T and a director of TSYS, is a director of W.C. Bradley Co. John T. Turner, a director of W.C. Bradley Co., is a director of TSYS and CB&T. William B. Turner, Jr., John T. Turner’s brother, is an officer and director of W.C. Bradley Co. and is also a director of Synovus and CB&T. W. Walter Miller, Jr., a director of W.C. Bradley Co., is a director of TSYS.

      During 2004, TSYS paid $628,563 to Communicorp, Inc. for printing, marketing and promotional services. Communicorp, Inc. is a wholly owned subsidiary of AFLAC Incorporated. Kriss Cloninger III, a director of TSYS, is President and Chief Financial Officer of AFLAC Incorporated. The payments to Communicorp, Inc. by TSYS represent less than .005% of AFLAC Incorporated’s 2004 revenues. The payments for these services are comparable to payments between similarly situated third parties for similar services.

      John Dale Hester, a son-in-law of Richard W. Ussery, Chairman of the Board of TSYS, was employed by TSYS as a director of sales and marketing during 2004. Mr. Hester received $115,873 in compensation during 2004. Mack Paul Daffin, Jr., a son-in-law of Philip W. Tomlinson, Chief Executive Officer and a director of TSYS, was employed by TSYS as a director of distributed technology during 2004. Mr. Daffin received $137,697 in compensation during 2004. Roderick Cowan Hunter, the son-in-law of director James D. Yancey, was employed by TSYS as a director of sales and marketing during 2004. Mr. Hunter received $105,211 in compensation during 2004. The compensation received by the employees listed above is determined under the standard compensation practices of TSYS.

      For information about transactions with an entity that is an affiliate of Walter W. Driver, Jr., a director of TSYS, see “Compensation Committee Interlocks and Insider Participation” immediately above. For a description of certain transactions between TSYS and its affiliated companies, upon whose Boards of Directors certain of TSYS’ directors also serve, see “Electronic Payment Processing Services Provided to CB&T and Certain of Synovus’ Subsidiaries; Other Agreements Between TSYS, Synovus, CB&T and Certain of Synovus’ Subsidiaries” on page 25.

RELATIONSHIPS BETWEEN TSYS, SYNOVUS, CB&T

AND CERTAIN OF SYNOVUS’ SUBSIDIARIES

Beneficial Ownership of TSYS Stock by CB&T

      The following table sets forth the number of shares of TSYS stock beneficially owned by CB&T, the only known beneficial owner of more than 5% of the issued and outstanding shares of TSYS stock, as of December 31, 2004.

	Shares of TSYS Stock		Percentage of Outstanding Shares of
	Beneficially Owned		TSYS Stock Beneficially Owned
Name and Address of Beneficial Owner	as of 12/31/04		as of 12/31/04

Columbus Bank and Trust Company	159,630,980	(1)(2)	81.1%
1148 Broadway Columbus, Georgia 31901

(1)	CB&T individually owns these shares.

(2)	As of December 31, 2004, Synovus Trust Company, N.A., a wholly owned trust company subsidiary of CB&T, and the other banking, brokerage, investment advisory and trust company subsidiaries of Synovus held in various fiduciary or advisory capacities a total of 3,615,918 shares (1.83%) of TSYS stock. Of this total, Synovus Trust Company held 3,381,048 shares as to which it possessed sole voting power, 3,311,772 shares as to which it possessed sole investment power, 199,453 shares as to which it possessed shared voting power and 281,988 shares as to which it possessed shared investment power. The other banking, brokerage, investment advisory and trust company subsidiaries of Synovus held 22,158 shares as to which they possessed sole investment power. Synovus and its subsidiaries disclaim beneficial ownership of all shares of TSYS stock which are held by them in various fiduciary, advisory, non-advisory and agency capacities.

     CB&T, by virtue of its individual ownership of 159,630,980 shares, or 81.1%, of the outstanding shares of TSYS stock on December 31, 2004 is able to, and intends to, elect a majority of TSYS’ Board of Directors. CB&T presently controls TSYS. Synovus presently controls CB&T.

Interlocking Directorates of TSYS, Synovus and CB&T

      Five of the eighteen members of and nominees to serve on TSYS’ Board of Directors also serve as members of the Boards of Directors of Synovus and CB&T. They are James H. Blanchard, Richard Y. Bradley, Gardiner W. Garrard, Jr., H. Lynn Page and James D. Yancey. Alfred W. Jones III and Mason H. Lampton serve as directors of Synovus. John T. Turner serves as a director of CB&T.

Synovus Stock Ownership of Directors and Management

      The following table sets forth the number of shares of Synovus stock beneficially owned by TSYS’ directors, by each executive officer named in the Summary Compensation Table on page 15 and by all directors and executive officers as a group as of December 31, 2004.

		Shares of
	Shares of	Synovus Stock
	Synovus Stock	Beneficially		Percentage of
	Beneficially	Owned with	Total Shares of	Outstanding
	Owned with Sole	Shared Voting	Synovus Stock	Shares of Synovus
	Voting and	and Investment	Beneficially	Stock Beneficially
	Investment Power	Power as of	Owned as of	Owned as of
Name	as of 12/31/04	12/31/04	12/31/04(1)	12/31/04

James H. Blanchard	1,396,143 (2)	203,815	2,825,076	1.0
Richard Y. Bradley	24,002	84,887	108,889	*
Kriss Cloninger III	—	—	—	—
G. Wayne Clough	—	—	—	—
Walter W. Driver, Jr.	600	—	—	*
Gardiner W. Garrard, Jr.	204,147	876,397	1,080,544	*
Sidney E. Harris	—	—	—	—
John P. Illges, III	280,704	441,429	722,133	*

		Shares of
	Shares of	Synovus Stock
	Synovus Stock	Beneficially		Percentage of
	Beneficially	Owned with	Total Shares of	Outstanding
	Owned with Sole	Shared Voting	Synovus Stock	Shares of Synovus
	Voting and	and Investment	Beneficially	Stock Beneficially
	Investment Power	Power as of	Owned as of	Owned as of
Name	as of 12/31/04	12/31/04	12/31/04(1)	12/31/04

Alfred W. Jones III	8,893	—	8,893	*
Mason H. Lampton	95,791	278,981 (3)	374,772	*
W. Walter Miller, Jr.	30,873	3,404,827 (4)	3,468,483	1.1
H. Lynn Page	746,826	11,515	758,341	*
William A. Pruett	11,082	—	141,060	*
Philip W. Tomlinson	55,296	—	385,321	*
John T. Turner	472,656	2,787,769 (4)	3,260,425	1.0
Kenneth L. Tye	—	—	72,465	*
Richard W. Ussery	58,379	—	506,794	*
M. Troy Woods	1,190	—	128,541	*
James D. Yancey	1,047,728	88,532	2,049,834	*
Rebecca K. Yarbrough	46,254	12,070	58,324	*
Directors and Executive Officers as a Group (22 persons)	4,686,326	5,405,791	13,911,334	4.4

*	Less than one percent of the outstanding shares of Synovus stock.

(1)	The totals shown for the following directors and executive officers of TSYS include the number of shares of Synovus stock that each individual, as of December 31, 2004 had the right to acquire within 60 days through the exercise of stock options:

Number
of
Person	Shares

James H. Blanchard	1,225,118
W. Walter Miller, Jr.	32,783
William A. Pruett	129,978
Philip W. Tomlinson	330,025
Kenneth L. Tye	72,465
Richard W. Ussery	448,415
M. Troy Woods	127,351
James D. Yancey	913,574

In addition, the other executive officers of TSYS had rights to acquire an aggregate of 539,508 shares of Synovus stock within 60 days through the exercise of stock options.

(2)	Includes 49,687 shares with respect to which Mr. Blanchard has no investment power.

(3)	Includes 276,187 shares of Synovus stock held in a trust for which Mr. Lampton is not the trustee. Mr. Lampton disclaims beneficial ownership of such shares.

(4)	Includes 2,787,769 shares of Synovus stock held by a charitable foundation of which Mr. Miller’s spouse and Mr. Turner are among the trustees.

Electronic Payment Processing Services Provided to CB&T and Certain of Synovus’ Subsidiaries; Other Agreements Between TSYS, Synovus, CB&T and Certain of Synovus’ Subsidiaries

      The terms of the transactions set forth below are comparable to those provided for between similarly situated unrelated third parties in similar transactions.

      During 2004, TSYS provided electronic payment processing services to CB&T and certain of Synovus’ other banking subsidiaries. During 2004, TSYS derived $4,901,801 in revenues from CB&T and certain of Synovus’ other banking subsidiaries for the performance of electronic payment processing services and $4,819,026 in revenues from Synovus and its subsidiaries for the performance of other data processing, software and business process management services.

      TSYS and Synovus are parties to Lease Agreements pursuant to which Synovus leased from TSYS office space for lease payments aggregating $802,552 during 2004.

      TSYS and Synovus are parties to Management Agreements pursuant to which Synovus provides certain management services to TSYS. During 2004, these services included human resource services, maintenance services, security services, communications services, corporate education services, travel services, investor relations services, corporate governance services, legal services, regulatory and statutory compliance services, executive management services performed on behalf of TSYS by certain of Synovus’ officers and financial services. As compensation for management services provided during 2004, TSYS paid Synovus aggregate management fees of $8,459,416. Management fees are subject to future adjustments based upon charges at the time by unrelated third parties for comparable services.

      During 2004, Synovus Trust Company served as Trustee of various employee benefit plans of TSYS. During 2004, TSYS paid Synovus Trust Company trustee’s fees under these plans of $786,902. Also during 2004, Synovus Investment Advisors, Inc., a subsidiary of Synovus, provided advisory services to various employee benefit plans of TSYS for advisory fees of $31,271.

      During 2004, CB&T paid TSYS Total Debt Management, Inc., a subsidiary of TSYS, $128,673 for debt collection services.

      During 2004, Columbus Depot Equipment Company, a wholly owned subsidiary of TSYS, and Synovus, CB&T and two of Synovus’ other subsidiaries were parties to Lease Agreements pursuant to which Synovus, CB&T and two of Synovus’ other subsidiaries leased from Columbus Depot Equipment Company computer related equipment for bankcard and bank data processing services for lease payments aggregating $9,640.

      During 2004, Synovus and CB&T paid TSYS an aggregate of $1,558,306 for miscellaneous reimbursable items, such as data links, network services and postage, primarily related to processing services provided by TSYS.

      During 2004, Synovus, CB&T and other Synovus subsidiaries paid to Columbus Productions, Inc., a wholly owned subsidiary of TSYS, $610,907 for printing services.

      During 2004, CB&T leased office space from TSYS for lease payments of $39,405. In addition, TSYS leased furniture and equipment from CB&T during 2004 for lease payments of $133,035. Also during 2004, TSYS and its subsidiaries were paid $967,148 of interest by CB&T and certain of Synovus’ other banking subsidiaries in connection with deposit accounts with, and commercial paper purchased from, CB&T and certain of Synovus’ other banking subsidiaries. Furthermore, during 2004 TSYS paid CB&T and certain of Synovus’ other banking subsidiaries fees of $109,835 for the provision of other banking services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires TSYS’ officers and directors, and persons who own more than ten percent of TSYS stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish TSYS with copies of all Section 16(a) forms they file.

      To TSYS’ knowledge, based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, TSYS believes that during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Dr. Harris filed one late report, which reported one transaction late.

SHAREHOLDER PROPOSALS AND NOMINATIONS

        In order for a shareholder proposal to be considered for inclusion in TSYS’ Proxy Statement for the 2006 Annual Meeting of Shareholders, the written proposal must be received by the Corporate Secretary of TSYS at the address below. The Corporate Secretary must receive the proposal no later than November 11, 2005. The proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

Total System Services, Inc.
1111 Bay Avenue, Suite 500
Columbus, Georgia 31901

      For a shareholder proposal that is not intended to be included in TSYS’ Proxy Statement, or if you want to nominate a person for election as a director, you must provide written notice to the Corporate Secretary at the address above. The Secretary must receive this notice not earlier than December 11, 2005 and not later than January 25, 2006. The notice of a proposed item of business must provide information as required in the bylaws of TSYS which, in general, require that the notice include for each matter a brief description of the matter to be brought before the meeting; the reason for bringing the matter before the meeting; your name, address, and number of shares you own; and any material interest you have in the proposal.

      The notice of a proposed director nomination must provide information as required in the bylaws of TSYS which, in general, require that the notice of a director nomination include your name, address and the number of shares you own; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for the election of a director under federal securities laws. You must submit the nominee’s consent to be elected and to serve. A copy of the bylaw requirements will be provided upon request to the Corporate Secretary at the address above.

GENERAL INFORMATION

Financial Information

      Detailed financial information for TSYS and its subsidiaries for its 2004 fiscal year is included in TSYS’ 2004 Annual Report that is being mailed to TSYS’ shareholders together with this Proxy Statement.

Solicitation of Proxies

      TSYS will pay the cost of soliciting proxies. Proxies may be solicited on behalf of TSYS by directors, officers or employees by mail, in person or by telephone, facsimile or other electronic means. TSYS will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners.

Householding

      The Securities and Exchange Commission has adopted amendments to its proxy rules which permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement to those shareholders. This method of delivery, often referred to as householding, should reduce the amount of duplicate information that shareholders receive and lower printing and mailing costs for companies. TSYS is not householding proxy materials for its shareholders of record in connection with its 2005 Annual Meeting. However, we have been notified that certain intermediaries will household proxy materials. If you hold your shares of TSYS stock through a broker or bank that has determined to household proxy materials:

•	Only one annual report and proxy statement will be delivered to multiple shareholders sharing an address unless you notify your broker or bank to the contrary;

•	You can contact TSYS by calling (706) 649-5220 or by writing Investor Relations Manager, Total System Services, Inc., P.O. Box 120, Columbus, Georgia 31902 to request a separate copy of the annual report and proxy statement for the 2005 Annual Meeting and for future meetings or you can contact your bank or broker to make a similar request; and

•	You can request delivery of a single copy of annual reports or proxy statements from your bank or broker if you share the same address as another TSYS shareholder and your bank or broker has determined to household proxy materials.

      The above Notice of Annual Meeting and Proxy Statement are sent by order of the TSYS Board of Directors.

Philip W. Tomlinson
Chief Executive Officer

March 23, 2005

APPENDIX A

TOTAL SYSTEM SERVICES, INC.

DIRECTOR INDEPENDENCE STANDARDS

       The following independence standards have been approved by the Board of Directors and are included within TSYS’ Corporate Governance Guidelines.

      A majority of the Board of Directors will be independent directors who meet the criteria for independence required by the NYSE. The Corporate Governance and Nominating Committee will make recommendations to the Board annually as to the independence of directors as defined by the NYSE. To be considered independent under the NYSE Listing Standards, the Board must determine that a director does not have any direct or indirect material relationship with the Company. The Board has established the following standards to assist it in determining director independence. A director is not independent if:

•	The director is, or has been within the last three years, an employee of the Company or an immediate family member is, or has been within the last three years, an executive officer of the Company.

•	The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). (Compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) is not taken into consideration under this independence standard).

•	(A) The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

•	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

•	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

      The following relationships will not be considered to be material relationships that would impair a director’s independence:

•	The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services (including financial services) in an amount which, in the prior fiscal year, is less than the greater of $1 million, or 2% of such other company’s consolidated gross revenues. (In the event this threshold is exceeded, and where applicable in the standards set forth below, the three year “look back” period referenced above will apply to future independence determinations).

•	The director or an immediate family member of the director is a partner of a law firm that provides legal services to the Company and the fees paid to such law firm by the Company in the prior fiscal year were less than the greater of $1 million, or 2% of the law firm’s total revenues.

A-1

•	The director or an immediate family member of the director is an executive officer of a tax exempt organization and the Company’s contributions to the organization in the prior fiscal year were less than the greater of $1 million, or 2% of the organization’s consolidated gross revenues.

•	The director received less than $100,000 in direct compensation from the Company during the prior twelve month period, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•	The director’s immediate family member received in his or her capacity as an employee of the Company (other than as an executive officer of the Company), less than $250,000 in direct compensation from the Company in the prior fiscal year, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•	The director or an immediate family member of the director has, directly, in his or her individual capacities, or, indirectly, in his or her capacity as the owner of an equity interest in a company of which he or she is not an employee, lending relationships, deposit relationships or other banking relationships (such as depository, trusts and estates, private banking, investment banking, investment management, custodial, securities brokerage, insurance, cash management and similar services) with the Company provided that:

1) such relationships are in the ordinary course of business of the Company and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and

2) no event of default has occurred under any extension of credit from an affiliate of the Company.

      For relationships not described above or otherwise not covered in the above examples, a majority of the Company’s independent directors, after considering all of the relevant circumstances, may make a determination whether or not such relationship is material and whether the director may therefore be considered independent under the NYSE Listing Standards. The Company will explain the basis of any such determinations of independence in the next proxy statement.

      For purposes of these independence standards an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

      For purposes of these independence standards “Company” includes any parent or subsidiary in a consolidated group with the Company.

A-2

								Mark Here for Address Change or Comments	☐
								SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS LISTED BELOW.

		For All Nominees	Withhold	For All Except			FOR	AGAINST	ABSTAIN
1.	Proposal to elect as directors:	☐	☐	☐	2.	To ratify the appointment of KPMG LLP as TSYS’ independent auditor.	☐	☐	☐
(01) Kriss Cloninger III
(02) G. Wayne Clough
(03) H. Lynn Page
(04) Philip W. Tomlinson
(05) Richard W. Ussery

to serve until the Annual Meeting of Shareholders in 2008.

Note: If you do not wish your shares voted “For” a particular nominee, mark the “For All Except” box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s) in the list above.

	The undersigned hereby acknowledges receipt of NOTICE of the ANNUAL MEETING and the PROXY STATEMENT and hereby revokes all Proxies previously given by the undersigned for the ANNUAL MEETING.

						Choose MLINKsm for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninveestor.com/isd where step-by-step instructions will prompt you through enrollment.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY.
Shareholder sign here	Co-owner sign here	Date

Δ FOLD AND DETACH HERE Δ

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/tss		Telephone 1-866-540-5760		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the Internet at http://annualreport.tsys.com/

PROXY	TOTAL SYSTEM SERVICES, INC.	PROXY
POST OFFICE BOX 2506, COLUMBUS, GEORGIA 31902-2506

ANNUAL MEETING OF SHAREHOLDERS OF TSYS TO BE HELD APRIL 21, 2005
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TSYS

The undersigned shareholder of Total System Services, Inc., hereby appoints James B. Lipham and Dorenda K. Weaver as Proxies, each of them singly and each with power of substitution, to vote all shares of Common Stock of TSYS of the undersigned or with respect to which the undersigned is entitled to vote on February 10, 2005 at the ANNUAL MEETING OF THE SHAREHOLDERS OF TSYS to be held on the 21st day of April, 2005, and at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present.

The Board of Directors is not aware of any matters likely to be presented for action at the Annual Meeting of Shareholders of TSYS, other than the matters listed herein. However, if any other matters are properly brought before the Annual Meeting, the persons named in this Proxy or their substitutes will vote upon such other matters in accordance with their best judgement. This Proxy is revocable at any time prior to its use.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THE PROXY, WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

IF YOU DO NOT VOTE BY PHONE OR OVER THE INTERNET, PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

Please mark, date and sign exactly as your name appears on the proxy card. When share are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, custodian, or guardian, please give your full title. If the holder is a corporation or partnership, the full corporate or partnership name should be signed by a duly authorized officer.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE